EXHIBIT 21 -- SUBSIDIARIES OF REGISTRANT



Subsidiaries of the Company, all of which are wholly-owned and are included in the consolidated financial statements, are as follows:


NAME                                          STATE OR COUNTRY OF INCORPORATION
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C.P. Power Products (Zhong Shan) Co., Ltd.    People's Republic Of China
Computer Products Asia-pacific Limited        Hong Kong
Computer Products (France) Sarl               France
Computer Products GmbH                        Germany
Computer Products Power Conversion Limited    England
Heurikon Corporation                          Wisconsin
Jeta Power Systems, Inc.                      California
Power Products (Ireland), Ltd.                Cayman Islands, B.W.I.
Power Products, Ltd.                          Cayman Islands, B.W.I.
Rtp Corp.                                     Florida
Rtp Foreign Sales Corporation                 U.S. Virgin Islands
Stevens-Arnold, Inc.                          Massachusetts